Exhibit 10.9



                               LETTER OF AGREEMENT
                               -------------------

To: Silver Star Media Group, Inc. a subsidiary of Silver Star Foods Inc., and Prestige International Inc.

From: John Meringolo, Premier Sports Media and Entertainment Group, Inc. and Greg Ricca, Jaguar Investments, Inc.

Subject: Letter of Agreement for the Co-Publishing of MUHAMMAD ALI THE GREATEST

Date:    December 28th, 2001

         Principals: Silver Star Media Group, Inc. hereinafter referred to as "Silver Star," Prestige International, Premier Sports Media and Entertainment Group, Inc. and Jaguar Investments, Inc.

General Provisions and Assumptions

     o Anthony Seidl will be the Circulation Coordinator of the Publishing Project.
     o John C. Meringolo will be the individual publisher on the project Ali The Greatest.
     o   Silver Star will be credited solely for the gross revenues from the said project.
     o All gross revenues which will run through Silver Star Media Group, Inc. including but not limited to Internet Sales, Direct Response, QVC or Home Shopping Network, Newsstand Sales, Wholesale, International Sales, Bookstores, Memorabilia, etc.
     o Silver Star Media Group, Inc. will be the lead publisher on the Ali The Greatest Project pursuant to the contract between G.O.A.T. (Greatest Of All Time) and Premier Section 11. which states that Premier may engage the services of a co-publisher (Silver Star) so long as Premier remains liable for its obligation hereunder and such co-publisher agrees in writing to be bound by the provisions hereof." (APPENDIX A) "Contract"
     o All ancillary contracts including but not limited to newsstand, bookstores, QVC, Memorabilia etc. will contract directly with Silver Star Media Group, Inc.
     o All accounting and distribution of the gross revenues will be distributed accordingly by Silver Star Media Group, Inc. pursuant to the Ali contract.
     o 20 signed copies by Mr. Ali will be assigned to Silver Star upon the signing of the said magazine pursuant to the contract.
     o   1,000 copies of the magazine will be shipped to the corporate offices of Silver Star.
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     o   This letter of commitment is binding as it relates to the intent of all parties to proceed to a final, binding agreement.
     o All parties will be duly notified as to ancillary contracts that either enters into including distribution, advertising, sales and related operating agreements regarding the project.
     o Content, style and form will be directed by John C. Meringolo and Prestige and/or the parties' designated representatives and/or consultants. All parties agree that Mr. Ali or his duly appointed representative will approve all substantive content, style and formatting elements as it relates to his name, likeness and approval covenants contracted between Premier Sports Media and Entertainment Group, Mr. Ali, Silver Star.
     o The collateral for said security is reflected in the Schedule of Revenue Distribution as it regards cash flow assignments to service the reimbursement of expenses.


The Project
-----------

The Edition will be an oversized, soft cover publication offered for sale as a collectible. It will contain photographs and stories featuring the history of the heavyweight championship that will profile no less than ten former heavyweight champions. Special profiles and photographs will be devoted to Muhammad Ali himself, including a cover page photo of the boxing legend. Mr. Ali will identify his picks for the top ten fighters of all-time and the top ten bouts in boxing history. The terms include approval by Columbia Pictures to include tie-ins to the December 2001 release of the Columbia motion picture "ALI", starring Will Smith.


Silver Star Media Group, Inc. Deliverables

Investor agrees to perform or deliver the following:

     o Will make the Ali signing payment in the sum of $300,000.00. This payment will be escrowed into an attorney's account and released upon amendment to Ali's Contract to state that payment of $300,000 will service all obligations from Mr. Ali and Mr. Ali will accept the first $200,000.00 out of the proceeds. Additionally, it will be disclosed that Silver Star will be the lead Publisher of the said project. (see amendment to contract between G.O.A.T. (Greatest Of All Time) and Premier Sports Media and Entertainment Group, Inc. and Jaguar Investments, Inc. and Silver Star Media Group, Inc. (APPENDIX B) "Amendment to Contract"

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

Prestige International Inc. Deliverables

Will provide the pubic relations firm, balance to Bert Sugar ($4,000.00), miscellaneous, advertising signs i.e. Holland Tunnel, pre-press and the printing cost. (APPENDIX C) "Printing Contract"


Premier Sports Media and Entertainment Group Deliverables

Premier Sports Media and Entertainment Group, Inc. agrees to perform or deliver the following:

     o Premier $100,000.000 towards the completion of the magazine. The distribution will be as follows: TD Media $25,000.00, Graphic Designers $50,000.00, $20,0000.00 Launch party and Internet set up $5,000. See penalization
     o Editorial, photographic and intellectual elements to ensure sufficient content of the publication.
     o Designers, writers and other sufficient staffing to ensure the quality and quantity of content for the publication.


Financial Agreement

Assumptions
-----------

     o Silver Star will provide $300,000.00 of the capital investment needed to secure Mr. Ali's involvement including the procurement and assignment of rights necessary to secure such attachment. Schedule of Profit Distribution.
     o Silver Star will collect all gross receipts and revenue associated with the sale of the magazine, advertising, sponsoring and all other ancillary revenue associated with the sale of the publication.


Schedule of Revenue Distribution

Gross Revenues from the sale of the magazine will be credited in accordance with the following schedule: (numbered items are in sequential order of revenue outflow)

     1.  Cost of securing Mr. Ali $200,000.00 see Assumptions
         ----------------------------------------------------
     2. Printer will be reimbursed all of its direct costs associated with its participation in the magazine including but not limited to printer; paper, binding, separation and any other ancillary costs attributed to Premier regarding the magazine. "Printing Contract"
     3. If there is a Silver Star Media Group, Inc. will be reimbursed for all its direct cost including but not limited to $300,000.00 (Silver Star Media Group.)
     4. All invoices not to exceed $400,000.00 will be reimbursed for all cost of goods associated with the magazine including but not limited to publishing, Prestige International, Inc., TD Media and publicity costs.
     5.  Management and consulting fees according to the following schedule:
              o Premier Sports Media and Entertainment Group, Inc. receives a management fee of $50,000.
              o   Silver Star receives a management fee of $50,000.00.
              o   John C. Meringolo a publishing bonus of $100,000.00.

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              o   TD Media will be paid $50,000 as a final installment of his
                  $75,000.00 consulting fee.
              o Prestige International, Inc. receives a $100,000.00 management fee for the mentioned services.

****In reference to number 5 the management fees enumerated by the bullet points above will be paid in $25,000.00 increments commencing with the first enumerated fee, then successively through the remaining fees, returning to the first enumerated fee and rotating through as necessary.


Penalization

In the event that any of the abovementioned payments are not received within 3 business days of the mentioned date, the respective percentages will be subtracted accordingly.

Silver Star receives 5% for each $100,000.00.

Premier receives 7.5% for its $100,000.00. if Premier fails to invest the mentioned amount the percentage will be divided by vendors and or consultants for services rendered.

Prestige International receives 2% for invoicing and 2% for advertisement.

**If Premier is unable to invest ($100,000.00) Prestige International, Inc. and or Silver Star Media Group, Inc. will have the right of first refusal to invest the ($100,000.00) for 7.5% of the net profits. However, if no investment is made by the abovementioned then the 7.5% will be distributed accordingly to vendors and consultants.


Schedule of Profit Distribution
-------------------------------

Upon completion of the revenue covenants, described in the Schedule of Revenue Distribution, the net profits associated with the magazine project will be distributed as follows:

     o   Muhammad Ali                                                 50%
     o   Silver Star Media Group, Inc.                                15%
     o   Prestige International                                       11.5%
     o   Norvia                                                       4%
     o   John C. Meringolo                                            4%
     o   Wray Entertainment                                           3%
     o   TD Media                                                     2.5%
     o   Premier Sports Media Group, Inc.                             10%

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Agreed to this 28th day of December, 2001



/s/ GREG RICCA
-------------------------------------------------
Greg Ricca, Chairman and CEO
Jaguar Investments, Inc.



/s/ JOHN C. MERINGOLO
-------------------------------------------------
John C. Meringolo, Esq., Publisher
Premier Sports Media Group, Inc.



/s/ MICHAEL TROTTA
-------------------------------------------------
Michael Trotta, President
Silver Star Media Group, Inc.



/s/ NEIL LAWRENCE
----------------------------------------------- -
Neil Lawrence, President
Prestige International, Inc.

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